UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 28, 2017

VCA INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16783	95-4097995
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12401 West Olympic Boulevard

Los Angeles, California 90064-1022

(Address of Principal Executive Offices, Zip Code)

(310) 571-6500

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

VCA Inc. (the “Company”) held a special meeting of its stockholders on March 28, 2017 (the “Special Meeting”). Approximately 60,806,067 shares of the Company’s common stock issued and outstanding as of the close of business on February 10, 2017 (the “record date”) were present in person or represented by proxy at the Special Meeting, representing approximately 74.5% of such shares, which constituted a quorum. The matters submitted to a vote of the Company’s stockholders and the certified results are as follows:

1.    The Merger. The proposal to approve the adoption of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 7, 2017, by and among the Company, MMI Holdings, Inc., a Delaware corporation (“Acquiror”), Venice Merger Sub Inc., a Delaware corporation and direct or indirect wholly owned subsidiary of Acquiror, and, solely for purposes of Section 9.15 of the Merger Agreement, Mars, Incorporated, a Delaware corporation, was approved by the affirmative vote of approximately 74% of the shares of the Company’s common stock issued and outstanding as of the close of business on the record date, as follows:

For	Against	Abstain
60,572,339	29,409	204,319

2.    Advisory (Non-Binding) Vote on Executive Compensation. The proposal to approve, on an advisory (non-binding) basis, specified compensation that may become payable to the Company’s principal executive officer, principal financial officer and three other most highly compensated executive officers in connection with the merger, was not approved, with approximately 69% of the votes cast against by the stockholders present in person or represented by proxy at the Special Meeting and entitled to vote on the proposal at the Special Meeting, as follows:

For	Against	Abstain
18,483,568	41,983,758	338,741

3.    Vote on Adjournment. The proposal to approve the adjournment of the Special Meeting if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to approve the adoption of the Merger Agreement (the “Adjournment Proposal”), was approved by the affirmative vote of approximately 94% of the shares of the Company’s common stock present in person or represented by proxy at the Special Meeting, as follows:

For	Against	Abstain
56,920,488	3,633,272	252,307

With respect to the Adjournment Proposal, although the Adjournment Proposal received sufficient votes to be approved, no motion to adjourn was made because the adjournment of the Special Meeting was determined not to be necessary or appropriate.

Consummation of the merger is subject to the satisfaction of certain remaining customary closing conditions, including, without limitation, the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, as set forth in the Merger Agreement and discussed in detail in the definitive proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) by the Company on February 15, 2017, which is available on the SEC’s website at www.sec.gov. The foregoing description is qualified in its entirety by reference to the full text of the Merger Agreement attached as Exhibit 2.1 to our Current Report on Form 8-K filed with the SEC on January 9, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 28, 2017	VCA INC.

/s/ Tomas W. Fuller
By: Tomas W. Fuller
Its: Chief Financial Officer

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